EXHIBIT 10.16b
Execution Copy

AMENDING AGREEMENT NO. 1 TO FOURTH AMENDED AND RESTATED
RECEIVABLES PURCHASE AGREEMENT
THIS AGREEMENT made as of the 30th day of January, 2017,
B E T W E E N:
AUTOMOTIVE FINANCE CANADA INC.,
a corporation incorporated under the laws of the Province of Ontario,
(hereinafter called the "Seller" and the "Servicer"),
- and -
KAR AUCTION SERVICES, INC.,
a corporation incorporated under the laws of Delaware,
(hereinafter called "KAR"),
- and -
BNY TRUST COMPANY OF CANADA,
a trust company incorporated under the laws of Canada licensed to carry on business as a trustee in each of the provinces of Canada, in its capacity as trustee of PRECISION TRUST, a trust established pursuant to the laws of the Province of Ontario, without personal liability, as purchaser,
(in such capacity, hereinafter called the "Purchaser").
WHEREAS the Seller, KAR and the Purchaser entered into a fourth amended and restated receivables purchase agreement dated as of December 20, 2016 (as amended, the "RPA");
AND WHEREAS, in accordance with the terms of Section 10.4 of the RPA, the Seller, KAR and the Purchaser wish to amend the RPA in the manner set out in this amending agreement (the "Agreement");
NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and covenants and agreements of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties), the parties hereby covenant and agree as follows:

1.	Interpretation

1.1	All words and expressions defined in the RPA and not otherwise defined in this Agreement (including the recitals hereto) shall have the respective meanings given to them in the RPA.

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2.	Amendments to the RPA

2.1	Section 1.1 of the RPA is hereby amended as follows:

(a)	the defined term "DBRS" is deleted in its entirety;

(b)	the defined term "Eligible Deposit Account" is deleted in its entirety and the following is substituted therefor:
""Eligible Deposit Account" means either (a) a deposit account with an Eligible Institution, or (b) a segregated trust account with the corporate trust department of a depositary institution organized under the laws of Canada or a province thereof and authorized to act as a trustee for funds deposited in such account, so long as any of the securities of such depositary institution shall have a credit rating from Moody's in one or more of its generic credit rating categories which signifies investment grade;";

(c)	the defined term "Eligible Institution" is deleted in its entirety and the following is substituted therefor:
""Eligible Institution" means a depositary institution which (x) at all times (a) has either (i) a long-term unsecured debt rating not lower than A2 by Moody’s, or (ii) a short-term rating not lower than P-1 by Moody’s, or (b) has its obligations with respect to the relevant matter guaranteed by an institution with the ratings referred to in (a), or (y) has been approved in writing by Moody’s;";

(d)	the defined term “Eligible Investments” is deleted in its entirety and the following is substituted therefor:
""Eligible Investments" means, at any particular date, book-based securities, negotiable instruments or securities, in each case maturing not later than the Business Day preceding the next succeeding Remittance Date after such date represented by instruments in bearer or registered form which evidence any of:

(a)
direct obligations of, or obligations fully guaranteed as to the timely payment of principal and interest by, the Government of Canada or the government of British Columbia, Alberta or Ontario, provided any such government is rated not less than P-1 by Moody’s;

(b)	any security having a rating of at least P-1 by Moody’s, but for greater certainty, excluding any security that is extendable by its terms;

(c)	any other class of investments approved in writing by Moody’s and the Trust (other than those set out in (a) and (b) above); and

(d)	without limiting the generality of the foregoing, if qualified under (b) or (c) above, securities of the Bank of Montreal and any Affiliate

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thereof may be considered Eligible Investments for the purposes of this definition;"; and

(e)	the following defined term "Legal Final Maturity Date" is added to the RPA in its entirety:
""Legal Final Maturity Date" means the first Settlement Date on or after the date that is two years after the Termination Date;".

2.2	The following Section 2.18 is added to the RPA in its entirety:
"2.18    Location of Cash Reserve Account and Collection Account.
If at anytime the Bank of Montreal (or any subsequent Eligible Institution) ceases to be an Eligible Institution, the Servicer (on the Seller's behalf) shall promptly establish a new Cash Reserve Account and a new Collection Account at a financial institution which is an Eligible Institution and transfer all amounts on deposit in such accounts at the Bank of Montreal (or any subsequent Eligible Institution) to such new accounts at such financial institution, until such time as the Bank of Montreal (or any subsequent Eligible Institution) meets the Eligible Institution requirements."

2.3	The following Section 2.19 is added to the RPA in its entirety:
"2.19    Legal Final Maturity Date
All obligations of the Seller hereunder shall be due and payable in full on the Legal Final Maturity Date (unless due and payable earlier than such date in accordance with the provisions hereof)."

2.4	Section 10.4 of the RPA is hereby amended by adding the following section at the end of said Section 10.4:
"Other than an amendment to extend the Termination Date, no amendment shall be effective unless the Trust shall have received written confirmation by Moody’s, to the extent Moody’s is then rating the credit exposure to the Purchaser under the Agreement, that such amendment shall not cause such ratings to be downgraded or withdrawn.".

3.	Other Documents

3.1
Any reference to the RPA made in any documents delivered pursuant thereto or in connection therewith shall be deemed to refer to the RPA as amended, extended, modified, renewed or supplemented from time to time, unless the context otherwise requires.

4.	Miscellaneous

4.1
As amended by this Agreement, the RPA is in all respects ratified and confirmed and continues in full force and effect, and the RPA as amended by this Agreement shall be read, taken and construed as one and the same instrument.

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4.2	This Agreement shall enure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

4.3	This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which when, taken together, shall constitute one and the same instrument.

4.4	This Agreement shall be governed by, and construed in accordance with, the laws of the Province of Ontario and the federal laws of Canada applicable therein.
[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized signatories, as of the date first written above.

AUTOMOTIVE FINANCE CANADA INC.

By:	/s/ Amy Wirges
Name: Amy Wirges Title: Vice President of Finance & Treasurer

KAR AUCTION SERVICES, INC.

By:	/s/ Eric M. Loughmiller
Name: Eric M. Loughmiller Title: Exec Vice President & CFO

BNY TRUST COMPANY OF CANADA, in its capacity as trustee of PRECISION TRUST, without personal liability, by its Securitization Agent BMO NESBITT BURNS INC.

By:	/s/ John Vidinovski
Name: John Vidinovski Title: Managing Director
By:	/s/ Kevin Brown
Name: Kevin Brown Title: Director

[Signature Page to Amending Agreement #1 to RPA]